PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Security Agreement”) is entered into as of November 2, 2007 by and among Lev Pharmaceuticals, Inc., a Delaware corporation (“Lev”), and Lev Development Corp., a Delaware corporation (“Development”), (each a “Grantor”, and collectively, the “Grantors”), and Mast Capital Management, LLC, in its capacity as collateral agent (the “Collateral Agent”) for the lenders party to the Credit Agreement referred to below.

PRELIMINARY STATEMENT

Reference is hereby made to the Term Loan Agreement, dated as of November 2, 2007 (as it may be amended or modified from time to time the “Credit Agreement”), by and among Lev and Development as joint and several borrowers (together, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”) and Mast Capital Management, LLC, in its capacities as administrative agent and collateral agent for the Lenders (the “Agent”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement and to secure the Obligations (as such term is defined in the Credit Agreement).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants set forth herein, each of the Grantors and the Collateral Agent, on behalf of the Lenders, hereby agreed as follows:

ARTICLE I
DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Assigned Contracts” means, collectively, all of the Grantors’ rights and remedies under, and all moneys and claims for money due or to become due to the Grantor under all material contracts and agreements to which any Grantor is a party or by which its assets are bound, and any and all amendments, supplements, extensions, and renewals thereof, including all rights and claims of the Grantors now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Closing Date” means the date of the Credit Agreement.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver and consent or other agreement, in form and substance satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Credit Party for any real property where any Collateral is located, as such landlord waiver and consent or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Collateral Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Commercial Tort Claims” means “commercial tort claims” as set forth in Article 9 of the UCC and shall include, without limitation, the existing commercial tort claims of the Grantor set forth in Exhibit C-2 attached hereto.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Collateral Agent, among any Credit Party, a banking institution holding such Credit Party’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Credit Party with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Event of Default” means an event described in Section 5.1.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC,

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Lenders” means the lenders party to the Credit Agreement and their successors and assigns.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Permit(s)” shall have the meaning set forth in Section 8.19.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement.

“Receivables” means, with respect to the Grantor, all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered, including, without limitation, all such rights constituting or evidenced by an Account, Chattel Paper, Document, Investment Property, Instrument, or any other right or claim to receive money which is a General Intangible or which is otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” has the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any Lender’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

2.1. Grant of Security Interest. Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and wherever located (all of which will be collectively referred to as the “Collateral”), including, without limitation:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Copyrights, Patents and Trademarks;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all cash or cash equivalents;

(xiii) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv) all Deposit Accounts with any bank or other financial institution;

(xv) all Commercial Tort Claims;

(xvi) all Assigned Contracts; and

(xvii) all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing.

2.2. Security for Obligations. This Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Grantors.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the Lenders that:

3.1. Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit H, the Collateral Agent will have a fully perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by filing, subject only to Permitted Liens.

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3. Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit A; such Grantor has no other places of business except those set forth in Exhibit A.

3.4. Collateral Locations. All of such Grantor’s locations where Collateral is located are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

3.5. Accounts.

(a) All of such Grantor’s Deposit Accounts are listed on Exhibit B. No Grantor has consented to, nor is otherwise aware of, any other Person (other than the Collateral Agent pursuant hereto) having Control over any Deposit Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. No Grantor shall grant (or permit the granting of) Control of any Deposit Account to any person other than the Collateral Agent.

(b) All of such Grantor’s Securities Accounts or Commodities Accounts are listed on Exhibit B. No Grantor has consented to, nor is otherwise aware of, any other Person (other than the Collateral Agent pursuant hereto) having Control over any Securities Account or Commodities Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. No Grantor shall grant Control over any Investment Property to any person other than the Collateral Agent.

3.6. Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition other than as described in the SEC Reports.

3.7. Letter-of-Credit Rights and Chattel Paper. Exhibit C-1 lists all Letter-of-Credit Rights and Chattel Paper of such Grantor. All action by such Grantor necessary or desirable to protect and perfect the Collateral Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Collateral Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C-1, subject only to Permitted Liens.

3.8. Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Collateral Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

(b) With respect to its Accounts, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts of the Borrowers are Eligible Accounts; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to the Collateral Agent; (iv) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; (v) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (vi) such Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

(c) In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent, other than (A) as arise pursuant to the Grantors’ agreements with Sanquin and any amendments, extensions or modifications thereto and (B) rights granted to a counterparty to inspect or approve delivery of products pursuant to an arm’s-length agreement with such counterparty; (ii) no payments have been or shall be made thereon except payments immediately delivered to a Collateral Deposit Account as required by Section 7.1; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

3.9. Inventory. With respect to any of its Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of such Grantor’s locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(f), (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and Lenders, and except for Permitted Liens, (d) except as specifically disclosed in the most recent Collateral Report, such Inventory of the Borrowers is Inventory of good and merchantable quality, free from any material defects, (e) other than the license granted by Sanquin to Lev pursuant to that certain Exclusive License Agreement effective as of January 27, 2004, such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) to the extent that it has been produced in the United States, such Inventory has been produced by third parties and to the Grantors’ knowledge in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) subject to Section 8.19, the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

3.10. Intellectual Property. Such Grantor does not have any interest in, or title to, any Patent, registered or applied for Trademark registered or applied for or Copyright except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit H and this Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the Collateral Agent on such Grantor’s Patents, registered Trademarks and registered Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action necessary or desirable to protect and perfect the Collateral Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

3.11. Filing Requirements. None of its Equipment is covered by any certificate of title, except for the vehicles described in Part I of Exhibit E. None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Part II of Exhibit E and (b) Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D. The legal description, county and street address of each property on which any Fixtures are located is set forth in Exhibit F together with the name and address of the record owner of each such property.

3.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Collateral Agent on behalf of the Lenders as the secured party and (b) as permitted by the Credit Agreement.

3.13. Pledged Collateral.

(a) Exhibit G sets forth a complete and accurate list of the Pledged Collateral. Each Grantor is the record and beneficial owner of the Pledged Collateral listed on Exhibit G as being owned by such Grantor, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Lenders hereunder. Each Grantor further represents and warrants that (i) with respect to any certificates delivered to the Collateral Agent representing Equity Interests, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible, (ii) all Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and the Collateral Agent pursuant to which the Collateral Agent has Control, (iii) none of the Pledged Collateral owned by such Grantor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (iv) there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests except as disclosed in the SEC Reports, and (v) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(b) Except as set forth in Exhibit G, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV
COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1. General.

(a) Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Collateral Agent, with sufficient copies for each of the Lenders, updates with respect to Exhibits A, B, C-1, C-2, D, E, F and G hereto in accordance with Section 4.1(c) and such other such reports relating to such Collateral as the Collateral Agent shall from time to time reasonably request.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information to the Collateral Agent promptly upon request. Such Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Such Grantor will, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder. Each Grantor agrees to deliver to the Collateral Agent supplements with respect to the information set forth in Exhibits A, B, C-1, C-2, D, E, F and G promptly after obtaining information which would require a material correction of or addition to any such Exhibit.

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 7. 4 of the Credit Agreement.

(e) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by the Credit Agreement. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(f) Locations. Such Grantor will not (i) except as set forth in this Section 4.1(f) maintain any Collateral owned by it at any location other than those locations listed on Exhibit A, (ii) otherwise change, or add to, such locations without providing the Collateral Agent with prior written notice of such change or addition (and if requested by the Collateral Agent, such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by the Credit Agreement), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, without providing the Collateral Agent with prior written notice of such relocation (and if requested by the Collateral Agent, such Grantor will concurrently therewith obtain a Collateral Access Agreement for such new location).

(g) Compliance with Terms. Such Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2. Receivables.

(a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

(b) Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c) Delivery of Invoices. Such Grantor will deliver to the Collateral Agent promptly upon its request duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Collateral Agent shall reasonably specify.

(d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Collateral Agent in writing. Such Grantor shall send the Collateral Agent a copy of each credit memo in excess of $250,000 as soon as issued, and such Grantor shall promptly report each credit memo and each of the facts required to be disclosed to the Collateral Agent in accordance with this Section 4.2(d) on the Borrowing Base Certificates submitted by it.

(e) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Collateral Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Inventory and Equipment.

(a) Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of the Equipment.

(b) Returned Inventory. If an Account Debtor returns any Inventory to such Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Such Grantor shall immediately report to the Collateral Agent any return involving Inventory in an amount in excess of $250,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of the Collateral Agent, shall: (i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Collateral Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Collateral Agent’s prior written consent. All returned Inventory shall be subject to the Collateral Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall be excluded from the Borrowing Base.

(c) Inventory Count. Such Grantor will, to the extent required by the Grantor’s accountants, conduct a physical count of its Inventory at least once per Fiscal Year (or at such intervals as required by the Grantor’s accountants), and after and during the continuation of an Event of Default, at such other times as the Collateral Agent requests. Such Grantor, at its own expense, shall deliver to the Collateral Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory.

(d) Equipment. Such Grantor shall promptly inform the Collateral Agent of any additions to or deletions from its Equipment which individually exceed $100,000. Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien. Such Grantor will not, without the Collateral Agent’s prior written consent, not to be unreasonably withheld or conditioned, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

(e) Titled Vehicles. Such Grantor will give the Collateral Agent notice of its acquisition of any vehicle covered by a certificate of title and deliver to the Collateral Agent, upon request, the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of the Collateral Agent noted on any such certificate or with the appropriate state office.

4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Collateral Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper (except for the Distribution and Manufacturing Services Agreement between Grantors and Sanquin, dated as of January 16, 2004 as amended), Securities (to the extent certificated) and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any such Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Collateral Agent’s request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral and (d) upon the Collateral Agent’s request, deliver to the Collateral Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.5. Uncertificated Pledged Collateral. Such Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Collateral Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Collateral Agent, in form and substance satisfactory to the Collateral Agent, giving the Collateral Agent Control.

4.6. Pledged Collateral.

(a) Issuance of Additional Securities. If any issuer of Equity Interests constituting Pledged Collateral issues additional Equity Interests to any Grantor, such Grantor shall promptly notify the Collateral Agent of such issuance of Equity Interests and to the extent such Equity Interests are represented by physical certificates shall promptly be deposited with and pledged to the Collateral Agent for itself and for the benefit of the Lenders in accordance with Section 4.4 and 4.5 hereof.

(b) Registration of Pledged Collateral. After the occurrence of an Event of Default, such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Collateral Agent or its nominee at any time at the option Collateral Agent.

(c) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent in respect of such Pledged Collateral.

(ii) Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interests or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii) Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and

(iv) All Excluded Payments and all other distributions in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.7. Intellectual Property.

(a) Such Grantor will use its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Collateral Agent of any License held by such Grantor and to enforce the security interests granted hereunder.

(b) Such Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or material development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c) In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Collateral Agent written notice thereof contemporaneously or promptly thereafter (but in any event no more than 3 Business Days thereafter), and, upon request of the Collateral Agent, such Grantor shall execute and deliver any and all security agreements as the Collateral Agent may request to evidence the Collateral Agent’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Such Grantor shall take all actions necessary or reasonably requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, registered Trademarks and registered Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Collateral Agent and Grantor shall agree that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business. The Collateral Agent shall provide the Grantors with all assistance required or reasonably requested by the Grantors to assist the Grantors in complying with Grantors’ obligations herein.

(e) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, promptly sue for, or take other commercially reasonable steps to protect the Patents, Trademarks and Copyrights against, infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Collateral Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

4.8. Commercial Tort Claims. Such Grantor shall promptly, and in any event within five Business Days after the same is acquired by it, notify the Collateral Agent of any Commercial Tort Claim acquired by it and, unless the Collateral Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Collateral Agent a first priority security interest in such commercial tort claim.

4.9. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit, it shall promptly, and in any event within five Business Days after becoming a beneficiary, notify the Collateral Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Collateral Agent and (ii) agree to direct all payments thereunder to the Agent for application to the Obligations, all in form and substance reasonably satisfactory to the Collateral Agent.

4.10. Federal, State or Municipal Claims. Such Grantor will promptly notify the Collateral Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

4.12. Insurance.

(a) All insurance policies required hereunder and under Section 6.5 of the Credit Agreement shall name the Collateral Agent (for the benefit of the Collateral Agent and the Lenders) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Collateral Agent, which provide that: (i) subject to the limitations set forth in the Credit Agreement, all proceeds thereunder with respect to any Collateral shall be payable to the Collateral Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Collateral Agent.

(b) All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Collateral Agent. If such Grantor fails to obtain any insurance as required by this Section, the Collateral Agent may obtain such insurance at the Borrowers’ expense.

4.13. Collateral Access Agreements. Such Grantor shall use its best efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent. With respect to such locations or warehouse space leased as of the Closing Date and thereafter, if the Collateral Agent has not received a Collateral Access Agreement as of the Effective Time (or, if later, as of the date such location is acquired or leased), the Borrowers’ Inventory at that location shall be deemed to be ineligible and shall be excluded from the Borrowing Base until such time that a Collateral Access Agreement is obtained. After the Closing Date, no real property or warehouse space shall be leased by such Grantor and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location and if it has not been obtained, the Borrowers’ Inventory at that location shall be deemed to be ineligible and shall be excluded from the Borrowing Base until such time that a Collateral Access Agreement is obtained. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

4.14. Control Agreements.

(a) Such Grantor will provide to the Collateral Agent a Control Agreement duly executed on behalf of each financial institution holding a Deposit Account of such Grantor. No Grantor shall establish or maintain any Deposit Account unless (1) it shall have given the Collateral Agent fifteen (15) days’ prior written notice of its intention to establish such new Deposit Account with a bank and (2) such bank and such Grantor shall have duly executed and delivered to the Collateral Agent a Control Agreement with respect to such Deposit Account, in form and substance reasonable satisfactory to the Collateral Agent.

(b) Such Grantor will provide to the Collateral Agent a Control Agreement duly executed on behalf of each financial institution holding a Securities Account or Commodity Account of such Grantor. No Grantor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) it shall have given the Collateral Agent fifteen (15) days’ prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary and (2) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be, in form and substance reasonable satisfactory to the Collateral Agent.

4.15. Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Collateral Agent shall have received at least fifteen (15) days’ prior written notice of such change and the Collateral Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Collateral Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of Lenders, in any Collateral), provided that, any new location shall be in the continental U.S.; provided that Inventory may be stored in locations outside of the U.S. in the ordinary course of the Company’s business.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

5.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a) Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

(b) The failure by any Grantor (other than a breach which constitutes an Event of Default under any other Section of this Article V) to perform or observe any other terms or provisions of this Security Agreement and such failure continues for thirty days after the earlier of (i) a Designated Financial Officer of any Grantor becoming aware of such failure or (ii) notice thereof to any Grantor by the Collateral Agent.

(c) The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

5.2. Remedies.

(a) If an Event of Default has occurred and for so long as such Event of Default is continuing, the Collateral Agent may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Lenders prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b) The Collateral Agent, on behalf of the Lenders, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the Lenders, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, designate an agent or designee to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Collateral Agent nor the Lenders shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3. Grantor’s Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence of an Event of Default, each Grantor will:

(a) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Collateral Agent, by the Collateral Agent’s representatives and Collateral Agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c) prepare and file, or cause the issuer of any Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Collateral Agent may request, all in form and substance satisfactory to the Collateral Agent, and furnish to the Collateral Agent, or cause the issuer of any Pledged Collateral to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Collateral Agent may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, request that the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Collateral Agent and each Lender, at any time, and from time to time, promptly upon the Collateral Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Registered Proprietary Rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Collateral Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. The Collateral Agent and the Grantors agree that any irrevocable, nonexclusive license granted hereunder may be used by the Collateral Agent only during the continuance of an Event of Default and in connection with the exercise the rights and remedies under this Article V.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1. Account Verification. The Collateral Agent may at any time, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2. Authorization for Secured Party to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) upon reasonable prior written notice to the Grantors, to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations as provided in Section 2.3 of the Credit Agreement, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor and (xvi) to do all other acts and things reasonably necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent (including the reasonable fees, charges and disbursements of counsel) in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Lenders, under this Section 6.2 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Lender to exercise any such powers. The Collateral Agent agrees that, except for the powers granted in Section 6.2(a)(i)-(vi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing. The rights granted to the Collateral Agent pursuant to this Section 6.2 shall be irrevocable until the date on which this Security Agreement is terminated in accordance with Section 8.14.

6.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (TO THE EXTENT SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR COLLATERAL AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.

6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY LENDER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ADMINISTRATIVE AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

7.1. Application of Proceeds; Deficiency. All proceeds of the Collateral received by the Collateral Agent (i) after an Event of Default has occurred and is continuing and the Collateral Agent so elects and (ii) the exercise of remedies provided for in Article 8 of the Credit Agreement (or after the Term Loans have automatically become immediately due and payable), shall be applied to the Obligations in the order set forth in Section 2.3 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all of the Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent or any Lender to collect such deficiency.

ARTICLE VIII
GENERAL PROVISIONS

8.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2. Limitation on Collateral Agent’s and Lenders’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any Collateral Agent or nominee of the Collateral Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3. Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Obligation payable on demand.

8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), Sections 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Collateral Agent or the Lenders unless such authorization is in writing signed by the Collateral Agent.

8.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Lenders required under Section 10.2 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Lenders until the Obligations have been paid in full.

8.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, hereunder.

8.11. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Collateral Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations have been indefeasibly paid and performed in full and no Commitments of the Lenders which would give rise to any Obligations are outstanding. Upon any termination or expiration of this Security Agreement, the Collateral Agent shall promptly following the date of such termination at the sole cost and expense of the Grantors (A) make such filings in all jurisdictions in which it filed or caused to be filed a financing statement or other evidence of the security agreements granted hereunder a termination statement regarding such liens and (B) terminate its rights under any Collateral Access Agreement, Deposit Account Control Agreement and any other similar agreement.

8.15. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

8.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK STATE CONSOLIDATED LAWS, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

8.17. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT ANY EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY COURT REFERRED TO IN PARAGRAPH ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE CREDIT AGREEMENT. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

8.18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.18.

8.19. Certain Regulatory Restrictions. Notwithstanding anything to the contrary set forth herein, certain rights, remedies and powers provided the Agent in this Security Agreement, such as actions that involve taking possession or controlling the use of human blood products or facilities for which a Permit is required, are subject to regulatory restrictions that may require the Agent to obtain the prior written consent or approval of certain state and/or federal agencies, and all provisions of this Security Agreement shall be limited to conform with such restrictions. For purposes hereof, “Permits” means permits, licenses, certificates, approvals and other authorizations issued by a state and/or federal agency exercising authority over human blood products. Grantors shall not be held liable for any damages resulting from the exercise by the Collateral Agent of any rights under this Security Agreement in contravention of any Permits.

8.20. Indemnity. Each Grantor hereby agrees to indemnify the Collateral Agent and the Lenders, and their respective successors, assigns, Collateral Agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Lenders, or their respective successors, assigns, Collateral Agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Lenders or any Grantor, and any claim for Patent, Trademark or Copyright infringement). The parties will adhere to the provisions of Section 10.3 of the Credit Agreement with respect to any claim for indemnification pursuant to this Security Agreement.

8.21. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

ARTICLE IX
NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantors at the notice address set forth on Exhibit A, and to the Collateral Agent and the Lenders at the addresses set forth in accordance with Section 10.1 of the Credit Agreement.

9.2. Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X
THE COLLATERAL AGENT

Mast Capital Management, LLC has been appointed as the exclusive Collateral Agent for the Lenders hereunder pursuant to Article 9 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Article 9 of the Credit Agreement. Any successor Collateral Agent appointed pursuant to Article 9 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

[Signature Page Follows]

[Signature Page to Pledge and Security Agreement]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

LEV PHARMACEUTICALS, INC.

By:	/s/ Joshua D. Schein
Name: Joshua D. Schein
Title: Chief Executive Officer

LEV DEVELOPMENT CORP.

By:	/s/ Joshua D. Schein
Name: Joshua D. Schein
Title: Chief Executive Officer

[Signature Page to Pledge and Security Agreement]

COLLATERAL AGENT:

MAST CAPITAL MANAGEMENT, LLC

By:	/s/ John S. Ehlinger
Name: John S. Ehlinger
Title: Partner